Exhibit 99.3

KIOR ANNOUNCES PROJECT TO DOUBLE COLUMBUS PRODUCTION CAPACITY

$50 MILLION JOINTLY COMMITTED TO PROJECT BY VINOD KHOSLA AND KHOSLA VENTURES

ENABLES LONG-TERM BUSINESS PLAN OF LARGER STANDARD SCALE COMMERCIAL FACILITIES

PASADENA, Texas, September 26, 2013 - KiOR, Inc. (NASDAQ: KiOR), announced today that it is pursuing plans to double production capacity at its Columbus, Mississippi, cellulosic fuels facility through construction of a second facility incorporating KiOR’s commercially proven technology. KiOR estimates that the project – Columbus II – will cost approximately $225 million, will break ground within 90 days of the Company raising sufficient equity and debt capital to commence the project, and will take approximately 18 months to construct and start up. Once completed with its latest technology improvements, KiOR expects that the Columbus II project will allow each Columbus facility to achieve greater yields, production capacity and feedstock flexibility than the original design basis for the existing Columbus facility, enabling KiOR to more quickly make progress towards its long-term goal of 92 gallons per bone dry ton of biomass.

KiOR also announced that it has received commitments, subject only to negotiation and execution of final documentation, from Khosla Ventures and Vinod Khosla for an aggregate commitment of up to $50 million as the cornerstone investor for the Columbus II project and to meet the Company’s ongoing liquidity needs. Khosla Ventures and Mr. Khosla have advised that they are prepared to fund these commitments either as part of a broader debt and/or equity financing structure, in connection with a note that would convert at a premium to the current price of the Company’s Common Stock or on alternative terms if requested by the Company, and mutually agreed by the parties, as in the best interest of the Company and its stockholders.

Fred Cannon, KiOR’s President and CEO, stated, “The Columbus II project marks an important step in the execution of the long-term business plan of KiOR for several reasons:

•	First, we believe that this project will enable us to achieve cash flow profitability in 2015 at a lower capital cost with decreased execution and start-up risk.

•	Second, we expect that construction timing and cost are more certain for the Columbus II project, as it is essentially a duplicate of our existing Columbus facility that can be leveraged to reduce construction risk.

•	Third, through the Columbus II project we plan to achieve significant operational and technological synergies between the two Columbus facilities, as we expect to incorporate our most recent technology developments into both the new Columbus II facility and retroactively to the existing Columbus facility, thereby improving facility economics for both Columbus I and II.

•	Fourth, we expect a shorter startup period for the Columbus II facility as a result of sharing personnel, infrastructure and operational knowledge with the existing Columbus I facility. This expansion of Columbus has been partially enabled by significant improvements to our technology that we expect will facilitate our use of a wider range of less expensive feedstocks such as railroad ties.

“We believe that the Columbus II project also enables KiOR to continue to execute on our long-term business plan consisting of larger, standard scale commercial production facilities,” continued Cannon. “In parallel with the Columbus II project, we plan to accelerate our efforts to refine the design, based on the newest technology improvements, of our next standard scale commercial production facility, currently planned for groundbreaking in the second half of 2014 in Natchez, Mississippi. As a result of these additional efforts, we would expect to improve both the capital and operating cost profiles of the planned Natchez facility against the estimates outlined in our last earnings call. We believe these improvements to both capital and operating costs will enable us to attain financing for the planned Natchez facility on terms more favorable to KiOR and less dilutive to its shareholders. We are pleased that Khosla Ventures, our founding investor, and Vinod Khosla continue to show their confidence in both our progress to date and our future business through these commitments.”

Vinod Khosla stated, “While KiOR has faced normal start-up issues at the Columbus I facility, I believe that the Columbus I facility has proven that KiOR’s technology can meet and over time exceed the technology performance metrics of approximately 80 gallons per bone dry ton I expected for 2015, driving toward the ultimate goal of producing 92 gallons of hydrocarbon fuels (or over 150 gallons of ethanol equivalent) per bone dry ton of biomass, particularly given the Company’s continued progress in research and development. I believe that KiOR’s proprietary technology platform is substantially better, and can produce hydrocarbon fuels at lower cost, than any other currently visible biofuels fermentation technology, cellulosic or otherwise, that I am aware of. I expect that cash costs per gallon (excluding depreciation) on an energy content basis at the two Columbus facilities should be lower than today’s corn based ethanol. I also believe that KiOR’s cellulosic fuels, which have a higher per gallon energy content than ethanol and can integrate seamlessly into the existing hydrocarbon fuels infrastructure, will provide a biofuel alternative without blendwall issues that is more attractive than ethanol, considering both production costs and logistical efficiencies.”

Concluded Khosla, “I am more excited than ever about KiOR’s long-term business prospects. Given the technical, operational and commercial milestones they have achieved to date, I am pleased to support KiOR’s growth through these financial commitments to the Company and the Columbus II project, while providing the flexibility for KiOR to secure market-based financing that will minimize dilution for all stockholders and to achieve cash flow breakeven with relatively small amounts of capital. I remain convinced that biofuels are necessary for America’s prosperity and security and my hope is that in this decade they can match the economics of oil sands and deep offshore drilling, without subsidies. The biofuels industry, if properly funded, is also capable of creating more jobs, with unsubsidized economics, than traditional fossil oil technology and putting every mill town in America with a shut down paper mill back in business as a thriving community. Technology progress reinforces my long-term hope that many of today’s emerging advanced biofuels technologies succeed, both cellulosic and other non-food based biofuels technologies. In the meantime however, I believe KiOR’s unique, direct biomass-to-hydrocarbon fuel production process (e.g., not ethanol or biodiesel) holds the most near-term promise of being cost competitive and gaining market acceptance. Though all technology development is risky, biofuels technology progress has been significant.”

About KiOR

KiOR, a global leader in cellulosic gasoline and diesel transportation fuels, has developed a unique proprietary technology platform to convert abundant and sustainable non-food biomass into fuels for use in vehicles on the road today. KiOR’s cellulosic fuels, which may be transported using existing distribution networks, help ease dependence on foreign oil, reduce lifecycle greenhouse gas emissions and create high-quality jobs and economic benefit across rural communities.

KiOR’s shares are traded on NASDAQ under the symbol “KiOR.” For more information, please visit www.KiOR.com.

Forward-Looking Statements

This release contains “forward looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future results and events. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” intends,” “appears,” “estimates,” “projects,” “would,” “could,” “should,” “targets,” and similar expressions are also intended to identify forward looking statements. The forward looking statements in this press release, including those related to the timing and cost of constructing the Company’s contemplated Columbus II and Natchez facilities, the production estimates at those facilities, the effects of Columbus II and Natchez on the Company’s cash flows, financial condition and future capital raising efforts, the effect of Columbus II on the Company’s Natchez facility, the cost-competitiveness and market acceptance of the Company’s products, the effects that improvements to the Company’s technology will have on the Columbus expansion and the ability of Columbus II to leverage resources from and synergies with Columbus I, involve a number of important risks and uncertainties, which could cause our actual future results to differ significantly from the results discussed in the forward looking statements contained in this press release. Such factors are discussed more fully in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K as filed with the United States Securities and Exchange Commission (SEC) on March 18, 2013, in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2013 and in the Company’s subsequent filings with the SEC. The “Risk Factors” discussion in the filings listed above is incorporated by reference in this press release. In addition, the terms upon which Khosla Ventures and Vinod Khosla propose to invest in the Company are subject to negotiation and are not final. There are no assurances that such terms will be favorable to the Company. Furthermore, the cash from the commitments will be used to meet the Company’s ongoing liquidity needs. The Company’s liquidity needs are subject to change and the amount of the investment commitments may not be sufficient to meet such liquidity needs. If the timing, structure or terms of the investment commitments are not favorable to the Company or if the amount of the investment commitments are insufficient to meet the Company’s liquidity needs, the investment commitments may not adequately address the Company’s liquidity concerns. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results, levels of activity, performance or achievement may vary significantly from what we have projected. We specifically disclaim any obligation to update these forward looking statements in the future. These forward-looking statements should not be relied upon as representing our estimates or views as of any date subsequent to the date of this press release.

Contact Information:

For investors:

Dan Richardson, Vice President, Finance

281-694-8744

Investor.relations@kior.com

For media:

Kate Perez, Director, Corporate Communications & Public Relations

281-694-8831

Media@kior.com

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